Exhibit 3.3       Restated Articles of Incorporation for Medical Technology &
                                Innovations, Inc.

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                            ARTICLES OF INCORPORATION
                                       OF
                     MEDICAL TECHNOLOGY & INNOVATIONS, INC.


TO THE SECRETARY OF STATE OF THE STATE OF FLORIDA:

1.   The name of the corporation is Medical Technology & Innovations, Inc.

2.   The period of its duration is perpetual.

3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be now or hereafter organized under the General Corporation Law of the State of Florida.

4. The street address of the Corporation's registered office in Florida and the name of its registered agent at that office is:

                  Eric Littman
                  1428 Brickell Avenue
                  Miami, Florida 33131

5.   The street address of the Corporation's principal office in Florida is:

                  1428 Brickell Avenue
                  Miami, Florida 33131

6. The total number of shares of all classes of stock which the corporation shall have the authority to issue shall be Eight Hundred One Million(800,000,000) shares of which Seven Hundred Million(700,000,000) shall be shares of Common Stock, all of which are to be without par value, of which Four Hundred Million(400,000,000) shall be shares of "Common Stock" and Three Hundred Million(300,000,000) shall be undesignated Common Stock, and One Hundred One Million(100,000,000) shall be shares of "Preferred Stock"; One Million(1,000,000) of which shall have a par value of $1,000 per share and Ninety-nine Million(99,000,000) shall have a par value of $100 per share.

     Any amendment to the Articles of Incorporation which shall increase or decrease the authorized capital stock of the Corporation may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote.

     The designations, powers, preferences, rights, and the qualifications, limitations or restrictions of the authorized undesiginated Common Stock and Preferred Stock shall be as follows:

     a. One Hundred(100) shares of Preferred Stock with a $1,000 par value (hereinafter the 12% Preferred Stock) shall be entitled to a 12% noncumulative dividend. The 12% Preferred Stock shall be preferenced as liquidation and return of capital up to their par value. The Corporation may upon fifteen(15) days notice, redeem any or all of the 12% Preferred Stock by paying the full par value together with any accrued dividend legally due. The 12% Preferred Stock shall be entitled to two(2) votes per share. The 12% Preferred Stock is convertible at the option of the holder for 666 shares of the Corporation's Common Stock for each share of Preferred Stock.

     b. The Board of Directors is expressly authorized at any time, to provide for the issuance of shares of any undesignated and authorized stock in one or more series, with such voting powers full or limited but may not exceed five(5) votes per share, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors and as are not

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          expressed in this Articles of Incorporation or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

              i.  the designation of the series;

              ii. the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on nay other series of any class or classes of authorized stock of the Corporation; and whether such dividends shall be cumulative or noncumulative;

              iii. whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

              iv. the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

              v. whether the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of any other series of any class or classes of authorized stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

              vi. the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of Directors or otherwise; provided, however, that in no event shall any holder of any series of Preferred Stock be entitled to more than two(2) votes for each share of such Preferred Stock held by him;

              vii. the restrictions and conditions, if any, upon the issue or reissue of any additional Preferred Stock ranking on a parity with or prior to such dividends or upon dissolution;

              viii. the rights of the holders of the shares of such series upon the dissolution of or upon the distribution upon the dissolution of, or upon the distribution of assets of, the Corporation, which rights may be different in the case of a voluntary dissolution than in the case of an involuntary dissolution.

          Except as otherwise required by law and except for such voting powers with respect to the election of Directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Common or Preferred Stock, the holders of such series shall have no voting power whatsoever.

7. A director, officer, employee or agent of the corporation will not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, officer, employee, or agent except for liability (a) for any breach of the director's duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (c) for a transaction from which the director derives an improper benefit, or (d) under section 607.0831 of the Florida Business Corporation Act regarding unlawful distributions. If the Florida Business Corporation Act is amended to authorize corporate action further eliminating or limiting personal liability of directors, officers, employees, or agents then the liability of directors, officers, employees, or agents of the Corporation will be eliminated or limited to the fullest extent permitted by the Florida Business Corporation Act, as so amended. Any repeal or modification of the provisions of this section 7 of the articles of incorporation by the shareholders of the corporation will not adversely affect any right or protection of a director, officer, employee, or agent of the corporation existing at the time of such repeal or modification. These provisions will not eliminate or limit the liability of a director, officer, employee, or agent for an act or omission occurring before the date the provisions in the Article of Incorporation become effective.

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8.   To the fullest extent permitted by law, the Corporation shall have the power, in its By-Laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers, directors, employees, and agents of the Corporation against any contingency or peril as may be determined to be in the best interests of the Corporation, and in conjunction therewith, to procure, at the Corporation's expense, policies of insurance.

9. The corporation shall be governed by a board of directors that shall consist of not fewer than one person and not more than fifteen(15) persons. Such number shall be determined from year to year by the shareholders. The board of directors shall be classified with respect to the time to the time during which they shall severally hold office by dividing them into three classes, two consisting of at least two(2) persons one consisting of at least one(1) person. The directors of the first class so elected or classified shall hold office for a term of one(1) year; the directors of the second class so elected or classified shall hold office for a term of two(2) years; and the directors of the third class so elected or classified shall hold office a term of three years. At such annual election, the successors to the class of directors whose terms have expired in that year shall be elected to hold office for a term of three(3) years, so that the term of office of one class of directors shall expire in each year.

10. The board of directors may adopt or amend bylaws for managing the business and regulating the affairs of the corporation that are not inconsistent with law or the Articles of Incorporation.

11. The Corporation reserves the right to amend, alter, change, or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights, if any, conferred upon stockholders herein are granted subject to this reservation.

                                         MEDICAL TECHNOLOGY & INNOVATIONS, INC.

                                         --------------------------------------
                                         Jeremy Feakins
                                         President and Chief Executive Officer


                                         --------------------------------------
                                         Steven Gill
                                         Vice President and Secretary